EXHIBIT 21

SUBSIDIARIES OF NEENAH PAPER, INC.

The following is a list of subsidiaries of Neenah Paper, Inc., along with each entity’s place of incorporation or organization. Unless otherwise noted, the listed subsidiaries are wholly owned by Neenah Paper, Inc.

NPCC Holding Company, LLC, Delaware

Neenah Paper Company of Canada, Nova Scotia

Neenah Paper International Finance Company BV, Netherlands

Neenah Paper International Holding Company, LLC, Delaware

Neenah Paper Michigan, Inc., Delaware

Neenah and Menasha Water Power Company, Wisconsin (80%)

Neenah Paper International, LLC, Delaware

Neenah Gessner GmbH, Germany

Neenah Germany GmbH, Germany

Neenah Services GmbH&Co. KG, Germany

Leiss — GmbH Co. KG, Germany

Neenah Gessner Unterstützungskasse GmbH, Germany

Neenah Gessner Grundstücksverwaltungsgesellschaft mbH & Co. KG, Germany

Neenah Paper FVC, LLC, Delaware

Neenah Paper FR, LLC, Delaware

Neenah Filtration, LLC, Delaware

Neenah Technical Materials, Inc., Massachusetts

Neenah Filtration Appleton, LLC, Delaware

Neenah FMK Holdings, LLC, Delaware

ASP FiberMark, LLC, Delaware

FiberMark North America, LLC, Delaware

ASP FiberMark UK Limited, United Kingdom

FiberMark Red Bridge International Limited, United Kingdom